Exhibit 10.21

Option Number:

Date of Option:

Expires: Midnight:

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
STOCK OPTION

This Option, granted this        day of                   , 2005, by Schweitzer-Mauduit International, Inc., a Delaware corporation (hereinafter called the “Corporation”), to                                                     (hereinafter called the “Employee”).

W I T N E S S E T H:

WHEREAS, the Corporation has adopted the Schweitzer-Mauduit International, Inc. Equity Participation Plan (the “Plan”) to encourage those employees who materially contribute, by managerial, scientific or other innovative means, to the success of the Corporation or an Affiliate, to acquire an ownership interest in the Corporation, thereby increasing their motivations for and interest in the Corporation’s or the Affiliate’s long-term success;

NOW, THEREFORE, it is agreed as follows:

1.                                       Number of Shares Optioned; Option Price.  The Corporation grants to the Employee the right and option to purchase in his own name, and on the terms and conditions hereinafter set forth (i)  all or any part of an aggregate of            shares of the $0.10 par value common stock of the Corporation at a purchase price of $          per share (the “Incentive Stock Option Portion”); except as provided in Section 4(c) below, the Incentive Stock Option Portion is intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) all or any part of an aggregate of                  shares of the $0.10 par value common stock of the Corporation at a purchase price of $          per share (the “Nonqualified Stock Option Portion” and collectively with the Incentive Stock Option Portion, the “Option”).  The Nonqualified Stock Option Portion shall not be an “incentive stock option” within the meaning of Section 422.

2.                                       Qualification for Receipt of Option Grants.  An Incentive Stock Option shall be granted only to an individual who, at the time the option is granted, does not own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or an Affiliate.

3.                                       Limitations on Incentive Stock Option Grants.  The aggregate fair market value (determined as of the time the Incentive Stock Option Portion is granted) of the shares with respect to which the Incentive Stock Option Portion, and any other options granted by the Corporation or one of the Affiliates and subject to Section 422(d) of the Code, first becomes exercisable by the Employee in any year shall not exceed $100,000.

4.                                       Exercise of Option.

(a)                                  Limitations on Exercise.  No portion of the Option shall be exercisable until at least one year has expired after the granting thereof, during which time the Employee shall have been in the continuous employ of the Corporation or an Affiliate.  At any time during the period of this Option after the end of the first year, the Employee may purchase up to               of the shares covered by the Nonqualified Stock Option portion and up to               of the shares covered by the Incentive Stock Option portion (which, combined, represents thirty percent of the aggregate shares covered by the Option); after the end of the second year, up to               of the shares covered by the Incentive Stock Option portion and up to               of the shares covered by the Nonqualified Stock Option portion (which, combined, represents 30 percent of the aggregate number of shares covered by the Option; and after the end of the third year, up to shares covered by the Incentive Stock Option portion and up to               of the shares covered by the Nonqualified Stock Option portion (and which, combined, represents the remaining 40 percent of the total number of shares covered by the Option), so that, upon the expiration of the third year, the Employee will have become entitled to purchase all shares subject to this Option.  Notwithstanding the foregoing, in the event of a Change of Control, the remaining portion of the Option shall become immediately vested and exercisable in full.  To the extent provided by rules of the Committee referred to in the Plan (hereinafter referred to as the “Committee”), this Option is not exercisable during any period during which the Employee’s right to make deposits to the Schweitzer-Mauduit International, Inc. Salaried Employees Retirement Savings Plan is suspended pursuant to a provision of such plan or rules adopted thereunder to comply with regulations regarding hardship withdrawals promulgated by the Internal Revenue Service.

(b)                                 Exercise Upon Termination of Employment.  If the Employee’s employment is terminated for any reason other than death, Retirement or Total and Permanent Disability, this Option shall be exercisable for only three months following such termination and only for the number of shares which were exercisable on the date of such termination.  In no event, however, may this option be exercised after its expiration date.

A leave of absence shall not be deemed to be a termination of employment.  A termination of employment with the Corporation or an Affiliate to accept immediate reemployment with the Corporation or an Affiliate likewise shall not be deemed to be a termination of employment.  However, in the event the Employee transfers to an Affiliate which is not a corporation in which the Corporation owns at least 50% of the equity interest, the Incentive Stock Option Portion must be exercised within three (3) months of such transfer or it shall become a nonqualified stock option.

(c)                                  Exercise after Death, Disability or Retirement.  If the Employee dies, becomes Totally and Permanently Disabled or Retires without having exercised this Option in full, the remaining portion of this Option, determined without regard to the limitations in subsection 4(a), may be exercised within the earlier of (i) three years from the date of death or Total and Permanent

Disability or five years from the date of Retirement, as the case may be, or (ii) the remaining period of this Option.  Notwithstanding the foregoing, the Incentive Stock Option Portion will not be treated as an incentive stock option if it is exercised more than three (3) months after the Employee’s Retirement or one (1) year following his termination of employment as a result of his Total and Permanent Disability.  In the case of an Employee’s death, this Option may be exercised by the person or persons to whom the Employee’s rights under this Option shall pass by will or by applicable law or, if no such person has such rights, by his executor or administrator.

(d)                                 To the extent that shares which first become eligible for purchase in any year pursuant to the Incentive Stock Option Portion, or pursuant to such Incentive Stock Option Portion and any other incentive stock option have an aggregate fair market value in excess of $100,000 determined as of the time the option relating to such shares was granted, then a portion of such shares having a fair market value of $100,000 will be shares subject to an incentive stock option and the remainder of such shares will be shares subject to a nonqualified stock option.  Determination of which shares will be subject to an incentive stock option pursuant to the preceding sentence will be made by deeming options to be incentive stock options in the order in which they were granted until the aggregate fair market value of the shares subject to such options equals $100,000.

(e)                                  Method of Exercise.  This Option shall be exercised by delivering to the Corporation, at the office of the Treasurer, written notice of the number of shares with respect to which option rights are being exercised, which states whether such shares are covered by the Incentive Stock Option Portion, or the Nonqualified Stock Option Portion and by paying in full the option price of the shares at the time being acquired.  Payment may be made in cash, a check payable to the Corporation, or in shares of the Corporation’s common stock transferable to the Corporation and having a fair market value on the transfer date equal to the amount payable to the Corporation.  The date of exercise shall be deemed to be the date the Corporation receives the written notice and payment for the shares being purchased.  The Employee shall have none of the rights of a stockholder with respect to shares covered by an option until he becomes the record holder of such shares.

(f)                                    Payment of Withholding Taxes.  No shares of common stock may be purchased under this Option unless prior to or simultaneously with such purchase, the Employee or, in the event of his death, the person succeeding to his rights hereunder, shall pay to the Corporation or an Affiliate, as applicable, such amount as the Corporation or an Affiliate may advise it is required under applicable federal, state or local laws to withhold and pay over to governmental taxing authorities by reason of the purchase of such shares of common stock pursuant to this option.

5.                                       Nontransferability.  This Option shall be transferable only by will or by the laws of descent and distribution, and during the Employee’s lifetime shall be exercisable only by him.

6.                                       Compliance with Law.  No shares of common stock may be purchased under this Option, unless prior to the purchase thereof, the Corporation shall have received an opinion of counsel to the effect that the issuance and sale of such shares by the Corporation to the Employee will not constitute a violation of the Securities Act of 1933, as amended.  As a condition of exercise, the Employee shall, if requested by the Corporation, submit a written statement in form satisfactory to counsel for the Corporation, to the extent that any shares of common stock purchased upon exercise of this Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended, and the Corporation shall have the right, in its discretion, to cause the certificates representing shares of common stock purchased hereunder to be appropriately legended to refer to such undertaking or to any legal restrictions imposed upon the transferability thereof by reason of such undertaking.

The Option granted hereby is subject to the condition that if the listing, registration or qualification of the shares subject hereto on any securities exchange or under any state or federal law, or if the consent or approval of any regulatory body shall be necessary as a condition of, or in connection with, the granting of the option or the delivery or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained.  The Corporation agrees to use its best efforts to obtain any such requisite listing, registration, qualification, consent or approval.

7.                                       No Right of Continued Employment.  The granting of this Option does not confer upon the Employee any legal right to be continued in the employ of the Corporation or its Affiliates, and the Corporation and its Affiliates reserve the right to discharge the Employee whenever the interest of the Corporation or its affiliates may so require without liability to the Corporation or its Affiliates, the Board of Directors of the Corporation or its Affiliates or the Committee, except as to any rights which may be expressly conferred on the Employee under this option.

8.                                       Discretion of the Corporation, Board of Directors and the Committee.  Any decision made or action taken by the Corporation or by the Board of Directors of the Corporation or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of this Option shall be within the absolute discretion of the Corporation, the Board of Directors of the Corporation or the Committee, as the case may be, and shall be conclusive and binding upon all persons.

9.                                       Inalienability of Benefits and Interest.  This Option and the rights and privileges conferred hereby shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of the Employee.

10.                                 Georgia Law to Govern.  All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of this Option shall be determined in accordance with the laws of the State of Georgia.

11.                                 Purchase of Common Stock.  The Corporation and its Affiliates may, but shall not be required to, purchase shares of common stock of the Corporation to satisfy the requirements of this Option.  The Corporation and its Affiliates shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of common stock of the Corporation purchased to satisfy the requirements of this Option.

12.                                 Notices.  Any notice to be given to the Corporation under this Option shall be addressed to the Corporation in care of its Treasurer, and any notice to be given to the Employee under the terms of this Option may be addressed to him at his address as it appears on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government.

13.                                 Disqualifying Disposition.  If an Employee disposes of any shares of common stock acquired pursuant to exercise of the Incentive Stock Option Portion prior to the later of two years after the date of grant of this option or one year after the transfer of any share to the Employee pursuant to the exercise of this option, such disposition shall be treated as a disqualifying disposition under Code Section 421(b) and not a disposition of a share acquired pursuant to the exercise of an incentive stock option.  The Employee shall notify the Company in writing in the event that, prior to the later of two years after the date of grant of the Incentive Stock Option Portion or one year after the transfer of any share to the Employee pursuant to the exercise of the Incentive Stock Option Portion, the Employee shall dispose of any such share.  Such notice shall state the date of disposition, the nature of the disposition and the price, if any, received for the share.

14.                                 Changes in Capitalization.  In the event there are any changes in the common stock or the capitalization of the Corporation through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, any separation of the Corporation (including a spin-off or other distribution of stock of the Corporation), any reorganization of the Corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by the Corporation, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments and changes shall be made by the Committee in (a) the number of shares and the option price per share of stock subject to this Option, and (b) such other provisions of this Option as may be necessary and equitable to carry out the foregoing purposes, provided, however that no such adjustment or change may be made to the extent that such adjustment or change will result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section.

15.                                 Effect on Other Plans.  All benefits under this Option shall constitute special compensation and shall not affect the level of benefits provided to or received by the Employee (or the Employee’s estate or beneficiaries) as part of any employee benefit plan of the Corporation or an Affiliate.  This Option shall not be construed to affect in any way the Employee’s rights and obligations under any other plan maintained by the Corporation or an Affiliate on behalf of employees.

16.                                 Successors.  This Option shall be binding upon and inure to the benefit of any successor or successors of the Corporation.

17.                                 Amendments.  The Committee may at any time alter or amend this Option (subject to shareholder approval if required by applicable law) to the extent (1) permitted by law, (2) permitted by the rules of any stock exchange on which the common stock or any other security of the Corporation is listed, (3) permitted under applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (including rule 16b-3 thereof), and (4) that such action would not result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section (including the rules and regulations promulgated thereunder).  Notwithstanding anything to the contrary contained herein, the Committee may not take any action that (i) would result in any amount payable under this Option qualifying as “applicable employee remuneration” as so defined for purposes of Section 162(m) of the Code or (ii) would adversely alter or change any of the rights or obligations under this Option previously granted to the Employee hereunder without the written consent of the Employee.

18.                                 Defined Terms.  Terms which are capitalized are defined herein or in the Plan and have the same meaning set forth in the Plan, unless the context indicates otherwise.

IN WITNESS WHEREOF, the Corporation has caused this option to be executed on its behalf by its Chairman of the Board of Directors, one of its Vice Chairman of the Board of Directors, its Chief Executive Officer, its President, or one of its Vice Presidents and to be sealed with its corporate seal and attested by its Secretary or Assistant Secretary, as of the day and year first above written, which is the date of this option.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

By:
Wayne H. Deitrich
ATTEST:	Title:	Chairman and CEO

John W. Rumely, Jr.

(SEAL)